                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            GROUP 1 AUTOMOTIVE, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

    (5) Total fee paid:
-------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
-------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

    (3) Filing Party:
-------------------------------------------------------------------------------

    (4) Date Filed:
-------------------------------------------------------------------------------

                        [GROUP 1 AUTOMOTIVE INC. LOGO]


                                 April 22, 2003




Dear Fellow Stockholder:


     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Group 1 Automotive, Inc. to be held at 10:00 a.m., central time, on Wednesday, May 21, 2003, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas.

     The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. Additionally, we will report on the business and financial performance of Group 1.

     It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit a proxy containing your voting instructions, as soon as possible, by telephone, through the Internet or by signing, dating and mailing your proxy card, each in the manner described in the accompanying Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the meeting.

     We look forward to seeing you on May 21st at our Annual Meeting in Houston.

                                   Sincerely,


                                   /s/  B.B. Hollingsworth, Jr.

                                   B.B. Hollingsworth, Jr.
                                   Chairman of the Board, President
                                     and Chief Executive Officer

                        [GROUP 1 AUTOMOTIVE INC. LOGO]



                                 Houston, Texas

                                ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, MAY 21, 2003

To the Stockholders of Group 1 Automotive, Inc.:

     The Annual Meeting of Stockholders of Group 1 Automotive, Inc. will be held on Wednesday, May 21, 2003, at 10:00 a.m., central time, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas. At the meeting, we will consider and vote upon the following matters:

     (1) The election of two directors to serve until the 2006 Annual Meeting of Stockholders.

     (2) The approval of an amendment to the Group 1Automotive, Inc. 1998 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 1,500,000 to 2,000,000 shares.

     (3) The ratification of the appointment of Ernst & Young LLP as independent auditors of Group 1 for the year ended December 31, 2003.

     (4) The consideration of any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.

     If you were a stockholder at the close of business on March 24, 2003, you are entitled to vote at the meeting. A list of stockholders will be available commencing April 1, 2003 and may be inspected during normal business hours prior to the annual meeting at the offices of Group 1, 950 Echo Lane, Suite 100, Houston, Texas 77024. The list of stockholders will also be available for your review at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

    We cordially invite you to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU CAST YOUR VOTE AS SOON AS POSSIBLE. You may vote your shares in person at the meeting, by telephone, through the Internet or by mailing in a proxy card, each in the manner described in the accompanying proxy statement. You may revoke your proxy at any time prior to its exercise.

                                         By Order of the Board of Directors,

                                         /s/ John S. Watson

                                         John S. Watson
                                         Secretary

Houston, Texas
April 22, 2003

                                   IMPORTANT

                PLEASE VOTE BY PROXY CARD, TELEPHONE OR INTERNET
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                               TABLE OF CONTENTS


About the Annual Meeting...............................................  1

Item 1 - Election of Directors.........................................  4

Board of Directors.....................................................  5

       Nominees for Election to Term Expiring 2006.....................  5

       Class II Directors..............................................  5

       Class III Directors.............................................  6

Board of Directors Meetings and Committees.............................  6

Audit Committee Report.................................................  9

Executive Officers..................................................... 11

Executive Compensation................................................. 12

       Compensation Committee Report on Executive Compensation......... 12

       Summary Compensation Table...................................... 14

       Stock Options Granted in 2002................................... 15

       Aggregate Stock Option Exercises and Fiscal Year-End Values..... 15

       Employment Agreements........................................... 15

Equity Compensation Plan Information................................... 16

Performance Graph...................................................... 17

Stock Ownership Information............................................ 18

       Security Ownership of Certain Beneficial Owners and Management.. 18

       Compliance with Beneficial Ownership Reporting Requirements..... 19

Compensation Committee Interlocks and Insider Participation............ 19

Certain Relationships and Related Transactions......................... 19

Item 2 - Amendment to Group 1 Automotive, Inc. 1998 Employee Stock
         Purchase Plan................................................. 21

Item 3 - Ratification of the Appointment of Ernst & Young LLP as
         Independent Auditors.......................................... 25

Voting of Shares Covered by Proxies.................................... 26

Other Matters.......................................................... 26

Stockholder Proposals for 2004 Annual Meeting.......................... 27

Appendix A - Group 1 Automotive, Inc. Audit Committee Charter..........A-1

                        [GROUP 1 AUTOMOTIVE INC. LOGO]


                            950 Echo Lane, Suite 100
                               Houston, TX 77024

                                 ------------

                                PROXY STATEMENT

                                 ------------


    These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc., for use at our 2003 Annual Meeting of Stockholders. The meeting will be held at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas, on Wednesday, May 21, 2003, at 10:00 a.m., central time. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 22, 2003. Because many stockholders are unable to attend the meeting, our Board of Directors solicits proxies from our stockholders to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. We urge you to read carefully the material in this proxy statement.


                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

    At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of directors, the approval of an amendment to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan, the ratification of Ernst & Young LLP as our independent auditors and consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal 2002 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

    Only our stockholders as of 5:00 p.m., central time, on March 24, 2003, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting. On March 24, 2003, there were 22,302,271 shares of common stock outstanding.

HOW MANY VOTES CAN I CAST?

    You are entitled to one vote for each share of Group 1 common stock you owned on March 24, 2003 on all matters presented at the meeting.

HOW DO I VOTE MY SHARES?

    If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can provide a proxy to be voted at the meeting either:

    o   over the telephone by calling 1-800-435-6710;

    o   electronically, using the Internet, at www.eproxy.com/gpi; or

    o   by mailing in the enclosed proxy card.

    If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. Voting by telephone or by the Internet is expressly permitted in Delaware, our state of incorporation. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

    If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number located on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have voted, in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted.

    If you hold your shares in "street name," you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the New York Stock Exchange Rules.

    If you vote by granting a proxy, Messrs. Hollingsworth or Thompson will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, Messrs. Hollingsworth or Thompson will vote those shares as recommended by our Board of Directors.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A "STREET NAME"
HOLDER?

    If your shares are registered directly in your name with Mellon Investor Services, LLC, our stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or other nominee, you are considered the beneficial owner of those shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

    If you are a stockholder of record, you may vote your shares by completing a ballot at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in "street name," you may only vote those shares in person if you obtain a signed proxy from your broker or other nominee giving you the right to vote the shares.

CAN I REVOKE MY PROXY?

    Yes.  You can revoke your proxy at any time before it is exercised by:

    o   submitting written notice of revocation to our Secretary;

    o submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

    o   attending our meeting and voting your shares in person.

WHAT VOTE IS REQUIRED TO APPROVE THE ELECTION OF DIRECTORS?

    In the election of directors, you may either vote "FOR" the nominee or "WITHHOLD" your vote for the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of the director. If the nominee receives a plurality of the votes cast, he will be elected to our Board of Directors.

    Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary authority to vote those shares.

WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE GROUP 1 AUTOMOTIVE, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN?

    In voting on the amendment to the Purchase Plan, you may vote in favor of the amendment, against the amendment or abstain from voting on the amendment. A majority of the votes represented at the Annual Meeting must be cast "FOR" the amendment to the Purchase Plan in order for the amendment to be approved at the Annual Meeting. An abstention has the same effect as voting "AGAINST" the proposal and broker non-votes are not counted for purposes of determining whether a majority has been achieved.

WHAT VOTE IS REQUIRED TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF GROUP 1?

    In voting on the ratification of the appointment of Ernst & Young LLP as our independent auditors, you may vote in favor of the ratification, against the ratification or abstain from voting on the ratification. The ratification of the appointment of Ernst & Young LLP as our independent auditors will be approved upon receiving the affirmative vote of the holders of a majority of our common stock present or represented by proxy and entitled to vote at the annual meeting. An abstention has the same effect as voting "AGAINST" the proposal and broker non-votes are not counted for purposes of determining whether a majority has been achieved.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

    The Board of Directors recommends that you vote:

    o   FOR each of the nominees for director set forth on page 4;
    o FOR the approval of the amendment to the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan; and
    o FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors.

WHAT IS A QUORUM?

    A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card, vote by internet or phone, or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

    You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by us no later than December 16, 2003. The proposal must comply with regulations of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must contain the information required by our bylaws.

                         ITEM 1 - ELECTION OF DIRECTORS

   According to our bylaws, nominees for election as directors at our annual meetings who receive the greatest number of votes cast for election by our stockholders are elected as directors. As a result, abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the annual meeting. Stockholders may not cumulate their votes in the election of our directors.

     Our Restated Certificate of Incorporation provides for a classified Board of Directors. The directors are divided into three classes, with each class serving for a period of three years. As a result, the stockholders elect approximately one-third of the members of our Board of Directors annually. You are being asked to elect two Class I directors at this annual meeting. The term for our Class II directors expires in 2004, and the term for our Class III directors expires in 2005.

    Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed in this proxy statement. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board of Directors may reduce the number of directors.

    The following table sets forth certain information, as of the date of this Proxy Statement, regarding the nominees and the other directors of Group 1.

                                                                                                   DIRECTOR
                                               POSITION AND OFFICES WITH GROUP 1                    SINCE          AGE
                                   -----------------------------------------------------------    -----------     ------
CLASS I NOMINEES
B.B. Hollingsworth, Jr. .....      Director, Chairman, President and Chief Executive Officer         1996          60
Robert E. Howard II .........      Director                                                          1997          56

CLASS II DIRECTORS
John L. Adams ...............      Director                                                          1999          58
Max P. Watson, Jr. ..........      Director                                                          2001          57
Kevin H. Whalen .............      Director, President of Sterling McCall Automotive Group           2001          44

CLASS III DIRECTORS
Louis E. Lataif .............      Director                                                          2002          64
Stephen D. Quinn ............      Director                                                          2002          47


    Our Restated Certificate of Incorporation and bylaws provide that our directors shall be divided among the three classes as nearly equal in number as possible. Bennett E. Bidwell previously served as a Class I director but has chosen not to stand for re-election.

                               BOARD OF DIRECTORS

NOMINEES FOR ELECTION TO TERM EXPIRING 2006 (CLASS I DIRECTORS)

B.B. HOLLINGSWORTH, JR.

    Mr. Hollingsworth, age 60, has served as Chairman of the Board since March 1997 and as President, Chief Executive Officer and a director of Group 1 since August 1996. Prior to joining Group 1, Mr. Hollingsworth spent nineteen years in various positions with Service Corporation International ("SCI"), which he helped establish as the leading funeral service company in North America. He served as President and Director of SCI from 1975 until his retirement in 1986. Prior to November 1997, Mr. Hollingsworth was a stockholder and director of Foyt Motors, Inc., a Group 1 subsidiary acquired in November 1997. He also serves on The Council of Overseers of Rice University's Jesse H. Jones Graduate School of Management and the Board of Directors of the Greater Houston Partnership.

ROBERT E. HOWARD II

    Mr. Howard, age 56, has served as one of our directors since April 1997. Mr. Howard also served as President of the Bob Howard Auto Group from November 1997 through November 2002. Mr. Howard has more than 32 years experience in the automotive retailing industry. In 1978, Mr. Howard purchased Howard Pontiac-GMC, Inc., which is now one of the top 100 dealerships in the United States. From 1969 to 1977, he served in various management positions at franchised dealerships, many of which were acquired by Group 1. He was a recipient of the 1997 Time Magazine Quality Dealer Award and presently serves as a Commissioner of the Oklahoma Motor Vehicle Commission.

CLASS II DIRECTORS

JOHN L. ADAMS

    Mr. Adams, age 58, has served as one of our directors since November 1999. Mr. Adams is currently Executive Vice President of Trinity Industries, Inc., one of North America's largest manufacturers of transportation, construction and industrial products. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves as a director to American Express Bank, Ltd., TU Electric Dallas (advisory), Trustee for the Boys & Girls Clubs of America and the Children's Medical Center of Dallas.

MAX P. WATSON, JR.

    Mr. Watson, age 57, has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., one of the world's largest software vendors, from April 1990 to January 2001. He served as Chairman of the Board of BMC from January 1992 to April 2001. Mr. Watson also serves on the Board of Trustees of Texas Children's Hospital.

KEVIN H. WHALEN

    Mr. Whalen, age 44, has served as one of our directors since May 2001. Mr. Whalen has served as President and Chief Operating Officer of the Sterling McCall Automotive Group since 1997. Mr. Whalen joined the Sterling McCall Automotive Group as a salesman in 1981 and held several management positions before being named General Manager in 1984. Mr. Whalen serves on the Advisory Board of Southwest Bank of Texas and the Boards of the Fellowship of Christian Athletes and the YMCA, Houston.

CLASS III DIRECTORS

LOUIS E. LATAIF

    Mr. Lataif, 64, has served as one of our directors since August 2002. Mr. Lataif has served as the Dean of the School of Management at Boston University since 1991 after a distinguished 27-year career with Ford Motor Company. While at Ford, he was named General Manager of Ford Division and elected a corporate Vice President, then Ford's youngest officer, and served as President, Ford of Europe from 1988 to 1991. Mr. Lataif also serves on the Board of Directors of Bank Audi USA, Great Lakes Chemical Corporation, Intier Automotive, Inc., Magna Entertainment Corporation and The Iacocca Foundation.

STEPHEN D. QUINN

    Mr. Quinn, age 47, has served as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co. in August 1981 where he specialized in Corporate Finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs & Co. Mr. Quinn also serves on the Board of Directors, the Audit Committee and the Nominating and Governance Committee of Zions Bancorporation.

           OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
               THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Our Board of Directors held eight meetings in fiscal year 2002. During the fiscal year, all directors attended at least 92% of the meetings of the Board of Directors and of the committees on which each served.

    Our Board of Directors has established three standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. Our committees are comprised entirely of independent directors under the existing rules of the New York Stock Exchange.

AUDIT COMMITTEE

    Our Audit Committee functions in an oversight role and has the following purposes:

    o Oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

    o   Oversee our compliance with legal and regulatory requirements;

    o   Oversee our independent auditors' qualifications and independence;

    o Oversee the performance of our internal audit function and independent auditors;

    o Oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and Board of Directors have established;

    o Provide an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board of Directors; and

    o Perform such other functions as our Board of Directors may assign to the Audit Committee from time to time.

    In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and on-going qualifications of, and determines the compensation for, our independent auditors, reviews our annual and quarterly financial statements and confirms the independence of our independent auditors. The Audit Committee also meets with our management and external auditors regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant Group 1 policies. While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent auditors are responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with Group 1's policies and procedures.

    Our Board of Directors has adopted the Audit Committee Charter, as amended. A copy of the Amended Audit Committee Charter is attached as Appendix A to this Proxy Statement for your reference.

    During fiscal year 2002, the Audit Committee met 11 times and consists of Mr. Adams (Chairman), Mr. Bidwell, Mr. Quinn and Mr. Lataif. Our Audit Committee is comprised solely of independent directors who meet the Audit Committee requirements set forth in the New York Stock Exchange's listing standards existing as of the date of this Proxy Statement.

    The Audit Committee Report is set forth on pages 9 and 10 of this Proxy Statement.

NOMINATING/GOVERNANCE COMMITTEE

     Our Nominating/Governance Committee was formed November 2002 to serve the following purposes:

    o Assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors and recommend director nominees to our Board of Directors for election at the annual meetings of stockholders or for appointment to fill vacancies;

    o Recommend director nominees to our Board of Directors for each committee of our Board of Directors;

    o Advise our Board of Directors about appropriate composition of our Board of Directors and its committees;

    o Advise our Board of Directors about and recommend to our Board of Directors appropriate corporate governance practices and assist our Board of Directors in implementing those practices;

    o Lead our Board of Directors in its annual review of the performance of the Board of Directors and its committees;

    o Direct all matters relating to the succession of our Chief Executive Officer; and

    o Perform such other functions as our Board of Directors may assign to the Nominating/Governance Committee from time to time.

         In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board of Directors, seeks to implement the independence standards required by law, applicable listing standards, our certificate of incorporation or bylaws and our corporate governance guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer. Our Nominating/Governance Committee is comprised solely of independent directors under the existing standards of the New York Stock Exchange. The Nominating/Governance Committee consists of Mr. Quinn (Chairman), Mr. Adams, Mr. Lataif and Mr. Watson, and has met one time since its formation. The Nominating/Governance Committee Charter does not obligate the Nominating/Governance Committee to consider nominees for our Board of Directors recommended by stockholders.

COMPENSATION COMMITTEE

    Our Compensation Committee has the following purposes:

    o Review, evaluate, and approve our agreements, plans, policies, and programs to compensate the corporate officers and directors of Group 1;

    o Produce an annual report on executive compensation and to publish the report in our proxy statement for our annual meeting of stockholders;

    o Otherwise discharge the Board of Directors' responsibility relating to compensation of our directors and corporate officers; and

    o Perform such other functions as our Board of Directors may assign to the Compensation Committee from time to time.

    In connection with these purposes, the Compensation Committee approves the compensation levels and terms of employment for our executive officers, including salary and bonus levels, and reviews and makes recommendations to our Board of Directors with respect to compensation of all directors. In addition, the Compensation Committee oversees our stock option, stock purchase and deferred compensation plans. Our Compensation Committee is comprised solely of independent directors under the existing standards of the New York Stock Exchange. The Compensation Committee, consisting of Mr. Watson (Chairman), Mr. Adams, Mr. Bidwell and Mr. Quinn, held eight meetings during fiscal year 2002.

    The Compensation Committee's Report on Executive Compensation is set forth on pages 12 through 14 of this Proxy Statement.

DIRECTOR COMPENSATION

    In 2002, each of our non-employee directors, other than Mr. Quinn and Mr. Lataif, received an annual retainer fee of $12,000. Mr. Quinn and Mr. Lataif, who were elected in May and August, respectively, received pro rated retainer fees of $9,000 and $6,000, respectively. Our directors also receive a fee of $1,500 for attendance at each Board meeting and a fee of $1,000 for attendance at each meeting of a committee of the Board of Directors. Chairs of the committees of our Board of Directors receive an additional $4,000 annual fee for serving in that capacity. Our directors also receive the use of one company vehicle or the economic equivalent and are also eligible for grants of stock options and other awards pursuant to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan. The following table sets forth information concerning stock options granted to our non-employee directors:

                          NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS
    --------------------------------------------------------------------------------------
                                                   GRANT          # OF         EXERCISE
                    DIRECTOR                        DATE         SHARES          PRICE
    ------------------------------------------    ---------    -----------     -----------
    John L. Adams ........................          2002           3,000          $19.47
                                                    2001           3,000           28.97
                                                    2000           3,000            9.38

    Bennett E. Bidwell ...................          2002           3,000           19.47
                                                    2001           3,000           28.97
                                                    2000           3,000            9.38

    Louis E. Lataif ......................          2002          10,000           24.55

    Stephen D. Quinn .....................          2002          10,000           44.96

    Max P. Watson, Jr. ...................          2002           3,000           19.47
                                                    2001           3,000           28.97
                                                    2001          10,000           24.65


AUDIT COMMITTEE REPORT

    Our Audit Committee is composed entirely of independent directors under the existing standards of the New York Stock Exchange and operates under a written charter adopted by our Board of Directors. A copy of the charter is included as Appendix A of this Proxy Statement. The Audit Committee annually selects and engages our independent auditors. The selection is subject to ratification by our stockholders.

    Our management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors the financial reporting process, reviews and evaluates the effectiveness of our internal controls and reports to the Board of Directors on its findings.

    Ernst & Young LLP served as our independent auditors in 2002. During fiscal year 2002, the Audit Committee reviewed and discussed with management and Ernst & Young LLP the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young LLP such firm's independence. The Audit Committee has also considered whether the provision of non-audit services to our company by Ernst & Young LLP is compatible with maintaining their independence.

    Based on our review with management and the auditors of Group 1's audited consolidated financial statements and the auditors' report on such financial statements, and based on the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Group 1's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

    Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

                                  John L. Adams (Chairman)
                                  Bennett E. Bidwell
                                  Louis E. Lataif
                                  Stephen D. Quinn





AUDIT AND OTHER FEES

    During fiscal 2002, we paid the following amounts to Ernst & Young LLP and Arthur Andersen LLP in connection with audit and other services:

                                                                            Ernst               Arthur
                                                                           & Young            Andersen (1)
                                                                         -------------       ---------------
Audit Fees                                                               $  403,000          $   39,000
Audit Related Fees                                                           60,000              10,000
Financial Information Systems Design and Implementation Fees                     --                  --
All Other Fees, principally tax fees                                        116,942              24,263

----------
(1) Represents fees paid by Group 1 to Arthur Andersen for services provided prior to their termination.


    Ernst & Young LLP does not provide any internal audit services to Group 1. We use a separate firm, Crowe Chizek and Company LLP, for internal audit services.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding our executive officers as of February 28, 2003:

           NAME              AGE                         POSITION
--------------------------  ------      -----------------------------------------------------------------
B.B. Hollingsworth, Jr.      60         Chairman, President and Chief Executive Officer
John T. Turner               59         Executive Vice President
Scott L. Thompson            44         Executive Vice President, Chief Financial Officer and Treasurer
John S. Bishop               56         Senior Vice President, Operations

B.B. HOLLINGSWORTH, JR.

    Mr. Hollingsworth's biographical information may be found on page 5 of this Proxy Statement.

JOHN T. TURNER

    Mr. Turner has served as our Executive Vice President since February 2002 and as our Senior Vice President -- Corporate Development from December 1996 to February 2002. Prior to joining Group 1, Mr. Turner functioned in executive corporate development roles at several large, acquisition-oriented public companies for approximately fifteen years. Prior to this period, he was a partner in a public accounting firm.

SCOTT L. THOMPSON

    Mr. Thompson has served as our Executive Vice President, Chief Financial Officer and Treasurer since February 2002 and as our Senior Vice President, Chief Financial Officer and Treasurer from December 1996 until February 2002. From 1991 to 1996, Mr. Thompson served as Executive Vice President, Operations and Finance for KSA Industries, Inc., a billion dollar diversified enterprise with interests in automotive retailing, energy and professional sports. Mr. Thompson's other responsibilities within the KSA group of companies included service as a Vice President and director of three automobile dealerships and as a director of Adams Resources Energy, Inc., a public oil and gas company. He is a Certified Public Accountant, and from 1980 to 1991, he held various positions with a public accounting firm.

JOHN S. BISHOP

    Mr. Bishop has served as our Senior Vice President, Operations since October 1998. Prior to joining Group 1, Mr. Bishop served as Group Vice President of Sales and Marketing for Gulf States Toyota, an independent distributor of Toyota vehicles, parts and accessories serving approximately 140 dealers in a five-state area. Mr. Bishop held a number of management and executive positions with Gulf States between 1981 and 1998. Before joining Gulf States, Mr. Bishop was employed at both Ford Motor Company and Chrysler Corporation for a combined eight years.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

BACKGROUND

    The executive compensation program is designed to attract, motivate and retain executives who are key to our long-term success. In this process, we want to align an executive's compensation with Group 1's attainment of business goals and an increase in stockholder value. To achieve this goal, we have adopted both short-term and long-term incentive compensation plans that are dependent upon our performance. The Compensation Committee reviews executive compensation and makes appropriate adjustments based on company performance, achievement of predetermined goals, and changes in an executive's duties and responsibilities. The compensation of other Group 1 employees is based on a similar philosophy.

    Base Salary. Group 1 and the Compensation Committee have established a pay-for-performance philosophy by providing base salaries that generally fall in the 50th percentile of companies that are included in a compensation study prepared by Towers Perrin. In addition, we provide incentive compensation programs to our executive officers. Executive salary levels have been and will continue to be based on market salary levels, individual performance and the financial performance of Group 1.

    Incentive Compensation. The Compensation Committee has adopted an incentive compensation program for its executive officers that is based on the earnings per share of Group 1. Depending on the earnings per share target achieved, these individuals could earn bonuses up to 150 percent of their base compensation for 2003. This level of compensation generally falls in the 75th percentile of companies in the compensation study.

    Deferred Compensation Plan. The deferred compensation plan is designed to provide key executives with the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants in the plan are allowed to defer receipt of a portion of their salary and/or bonus compensation earned. The participants can choose from various defined investment options to determine their earnings crediting rate. However, Group 1 has complete discretion over how the funds are utilized and these funds represent an unsecured obligation of Group 1 to the participants. Participation in this plan is limited to a select group of management and highly compensated employees.

    Stock Option Plan. Stock options are granted to employees, including our executive officers, to align their long-term interests with those of our stockholders. Additionally, it allows them to develop and maintain a potentially significant equity ownership position in Group 1.

    Employee Stock Purchase Plan. Generally, under this plan, all employees, including our executive officers, are offered the opportunity to purchase a limited amount of Group 1 common stock at a 15% discount to market. This is an additional equity incentive we offer to all of our employees to further promote the enhancement of stockholder value.

COMPENSATION FOR 2002

    The Compensation Committee consults from time to time with Towers Perrin, a consulting firm experienced in executive compensation, and with access to national compensation surveys and our financial records. The Compensation Committee reviews each element of compensation to ensure that the total compensation delivered reflects Company performance with input on market competitiveness. In the last review, the Compensation Committee confirmed that the executive compensation program met the targeted objectives.

    Chief Executive Officer Compensation. As described above, our executive compensation philosophy is based on providing competitive base salaries with incentive compensation programs, including the compensation of our Chief Executive Officer, B.B. Hollingsworth, Jr. The following discussion summarizes Mr. Hollingsworth's compensation for 2002.

    Base Salary. Mr. Hollingsworth's base salary was increased 10% during 2002 to $660,000. The base salary portion of Mr. Hollingsworth's compensation is targeted to provide a salary that approximates the 50th percentile of those provided by peer group companies in the compensation study, after considering relative performance of the companies.

    Incentive Compensation. Mr. Hollingsworth earned incentive compensation of $900,000 during 2002. Mr. Hollingsworth received the highest level of incentive compensation achievable, as Group 1's earnings per share for the year exceeded the highest target for the year. Diluted earnings per share increased 8% from $2.59 in 2001 to $2.80 in 2002. Mr. Hollingsworth's targeted total cash compensation (current salary plus targeted bonus) is designed to fall in the 50th percentile of the peer group companies in the compensation study. If Group 1 achieves the highest goal for 2003 as determined by the Compensation Committee, Mr. Hollingsworth's total cash compensation is designed to fall in the 75th percentile of the peer group companies.

    Stock Option Plan. In 2002, we did not grant Mr. Hollingsworth options to purchase shares of our common stock under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan. This decision is not in line with the compensation practices of the targeted 50th percentile of our peer group companies in the compensation study. Mr. Hollingsworth suggested to the Compensation Committee that no stock options be granted to him or the other executive officers because the shares available under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan are limited and should be saved for future needs of Group 1.

    Split-Dollar Arrangement. On January 23, 2002, a trust established by Mr. and Mrs. Hollingsworth entered into a split-dollar arrangement with us whereby Group 1, with the approval of the Compensation Committee, agreed to make advances of the portion of the premiums not related to term insurance payable on a life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Hollingsworth. In accordance with the terms of the arrangement, we agreed to pay the portion of the premium on the policies not related to term insurance each year, for a minimum of seven years. Premiums to be paid by Group 1 are approximately $300,000 per year. The face amount of the policy is $7.5 million. We are entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the survivor of Mr. and Mrs. Hollingsworth or (b) the termination of the agreement. In no event will our reimbursement exceed the accumulated cash value, which will be less than the premiums paid in the early years. The agreement terminates upon the later to occur of the following: (a) the date that Mr. Hollingsworth ceases to be an officer, director, consultant or employee of Group 1 for any reason other than total and permanent disability; or (b) fifteen years from the date of the agreement. The policy will be assigned to Group 1 as security for repayment of the amounts which we will contribute towards payments due on such policy. In accordance with the terms of the split-dollar arrangement, we paid the entire $299,697 premium due on the policy for 2002 with a payment made in January 2002 and a payment made in April 2002. However, due to the uncertainty surrounding the applicability of the Sarbanes-Oxley Act of 2002 to split-dollar life insurance arrangements, including ones implemented prior to the passage of the Sarbanes-Oxley Act on July 30, 2002, we entered into a Letter of Deferral with the trust and Mr. and Mrs. Hollingsworth dated as of February 25, 2003 pursuant to which we have deferred payments of premiums on the policy until January 2004 or such earlier time as it is mutually determined that such payments are not prohibited by the Sarbanes-Oxley Act.

    Tax Deductions for Compensation. In conducting the programs applicable to executives, the Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company's stockholders. Our stock option plan is generally designed and implemented so that it qualifies for full deductibility under Section 162(m). However, certain compensation or awards may be granted under this plan that do not qualify under Section 162(m). In addition, the portion of total salary and bonus compensation that exceeds one million dollars for each of our Chief Executive Officer and our four other most highly compensated executive officers does not so qualify and is subject to the limitation on deductibility under Section 162(m). As a result, we may from time to time pay compensation to our executive officers that is not deductible.

    Respectfully submitted by the Compensation Committee of the Board of Directors of Group 1,

                                  Max P. Watson, Jr.  (Chairman)
                                  John L. Adams
                                  Bennett E. Bidwell
                                  Stephen D. Quinn


    The following table sets forth information regarding compensation of our Chief Executive Officer and other most highly compensated executive officers during 2002, 2001 and 2000.


                                                      SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                            ANNUAL COMPENSATION                   COMPENSATION
                                               -----------------------------------------------   ----------------
                                                                                 OTHER             SECURITIES
                                                                                 ANNUAL            UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION        YEAR      SALARY (1)    BONUS (1)     COMPENSATION (2)(3)      OPTIONS          COMPENSATION
---------------------------------   -------    -----------   ----------    -------------------   ----------------   ---------------
B.B. Hollingsworth, Jr. .............2002       $607,500      $900,000           $95,945               --              $133,589 (4)
  Chairman, President and Chief      2001        490,625       712,500            39,586               50,000              --
     Executive Officer               2000        475,000       475,000            14,262              100,000              --

John T. Turner.......................2002        405,000       600,000            66,374               --                  --
  Executive Vice President           2001        334,375       487,500            27,221               25,000              --
                                     2000        325,000       325,000             9,894               50,000              --

Scott L. Thompson....................2002        405,000       600,000            --                   --                  --
  Executive Vice President,Chief     2001        334,375       487,500            --                   25,000              --
    Financial Officer and Treasurer  2000        325,000       325,000             5,717               50,000              --

John S. Bishop.......................2002        354,375       525,000            37,505               --                  --
  Senior Vice President, Operations  2001        328,125       487,500            13,840               15,000              --
                                     2000        325,000       325,000             4,767               50,000              --

----------

(1) Includes amounts deferred under the Group 1 Automotive, Inc. Deferred Compensation Plan.

(2) Does not include perquisites and other personal benefits because none exceed, in the aggregate, $50,000, for any of the individuals named in the table above.

(3) Represents above-market interest earned on amounts deferred under the Group 1 Automotive, Inc. Deferred Compensation Plan.

(4) Included in 2002 for split-dollar life insurance. Cumulative premiums paid by Group 1 for split-dollar life insurance are generally recoverable by Group 1 from the cash value of the life insurance policy at the earlier of termination of the split-dollar life insurance arrangement or the death of the survivor of Mr. and Mrs. Hollingsworth. The amounts included for split-dollar life insurance in the table represent the present value of the interest projected to accrue on the current year's premium.

STOCK OPTIONS GRANTED IN 2002

    No options were granted to our four most highly-compensated executive officers during 2002. Shares available under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan are limited and were saved for our future needs.


AGGREGATE STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table contains certain information concerning the value of options exercised during 2002 and the value of unexercised options at December 31, 2002.

                                                                    NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                              SHARES                            OPTIONS AT DECEMBER 31, 2002         DECEMBER 31, 2002 (2)
                            ACQUIRED ON          VALUE         -------------------------------  --------------------------------
         NAME               EXERCISE (#)      REALIZED (1)      EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
-------------------------  ---------------    -------------    -------------    --------------  -------------    ---------------
B.B. Hollingsworth, Jr.        30,800         $  859,568          417,866           66,334       $3,932,516         $478,500
John T. Turner .......         15,000            353,775          406,833           33,167        5,292,950          239,250
Scott L. Thompson ....         82,000          2,379,170          210,280           86,000        2,532,814          684,840
John S. Bishop .......         14,034            435,475          108,666          102,300        1,063,933          933,519

----------

(1) The value realized upon the exercise of a stock option is equal to the difference between the average of the high and low prices of the common stock on the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 2002 of $23.88 and the per share exercise price of the stock option.


EMPLOYMENT AGREEMENTS

    Effective March 1, 2002, Mr. Hollingsworth entered into a new employment agreement with us which extends through November 2, 2005. The terms of his employment agreement are substantially the same as the employment agreements of our other executive officers described below, with the following exceptions. In the event of an "involuntary termination" of Mr. Hollingsworth's employment, Mr. Hollingsworth may terminate his employment with Group 1 (if Mr. Hollingsworth's employment was not terminated by Group 1) and receive, in any event, his salary plus his incentive bonus for the year prior to his termination for each year remaining on his employment agreement. An "involuntary termination" includes termination of Mr. Hollingsworth by Group 1 without cause (as defined in the employment agreement), a material breach of Mr. Hollingsworth's employment agreement by Group 1 or the dissolution, merger, sale of substantially all of the assets or a change of control (as defined in the employment agreement) of Group 1. In addition, upon an involuntary termination, Mr. Hollingsworth's stock options will become 100% vested and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of his employment agreement. Upon Mr. Hollingsworth's death or disability, his stock options will become 100% vested. Mr. Hollingsworth has agreed not to compete with Group 1 for a period of two years after termination of his employment and not to induce any employee of Group 1 to leave his or her employment with Group 1 or hire any employee of Group 1 for a period of three years after termination of his employment.

    Messrs. Turner and Thompson entered into employment agreements with us dated November 3, 1997. Both of these agreements expired on November 2, 2002. These employment agreements provide that, unless terminated or not renewed by us or Messrs. Turner or Thompson, the term of their employment will continue on a month-to-month basis unless terminated at any time by either us or them, with or without cause, upon thirty days notice.

    Mr. Bishop entered into an employment agreement with us dated October 7, 1998. This agreement expires on October 6, 2003. In the event of a termination of Mr. Bishop's employment by us without cause or by Mr. Bishop due to an uncorrected material breach of the employment agreement by us, Mr. Bishop will be entitled to receive his base salary paid semi-monthly until the end of the contract term. Mr. Bishop's employment agreement also provides that his participation in bonus plans will be governed by the bonus and incentive plans adopted by the Compensation Committee. We are not obligated to pay any amounts to Mr. Bishop other than his pro rata base salary through the date of his termination upon:

    o   voluntary termination of employment by Mr. Bishop;
    o termination of employment by us for cause, as defined in the employment agreement;
    o   death of Mr. Bishop; or
    o   long-term disability of Mr. Bishop.

    During the period of employment and for a period of three years after termination of employment, Messrs. Turner, Thompson and Bishop are generally prohibited from competing or assisting others to compete with Group 1. In addition, during the period of employment and for a period of five years after termination of employment, Messrs. Turner, Thompson and Bishop are generally prohibited from inducing any other employee to terminate employment with Group 1.


                      EQUITY COMPENSATION PLAN INFORMATION


    The following table sets forth certain information regarding equity compensation plans as of December 31, 2002.

                                                                                                      Number of securities
                                                                                                       remaining available
                                      Number of securities                                             for future issuance
                                        to be issued upon                Weighted-average                 under equity
                                           exercise of                  exercise price of              compensation plans
                                      outstanding options,             outstanding options,           (excluding securities
         Plan Category                 warrants and rights             warrants and rights           reflected in Column (A))
                                               (A)                             (B)                             (C)
--------------------------------     ------------------------        -------------------------       ------------------------
Equity compensation plans
approved by security holders...            3,518,349                           $18                           535,278

Equity compensation plans not
approved by security holders...                  N/A                           N/A                             N/A

     Total.....................            3,518,349                           $18                           535,278

                               PERFORMANCE GRAPH

    The following stock performance graph compares the performance of Group 1's common stock to the S&P 500 Index and to a peer group for Group 1's last five fiscal years. The members of the peer group are Asbury Automotive Group, Inc., AutoNation, Inc., Lithia Motors, Inc., Sonic Automotive, Inc. and UnitedAuto Group, Inc. We changed our peer group from fiscal year 2001 by adding Asbury Automotive Group, Inc. and removing CarMax, Inc. This change was made because we believe that the business of Asbury Automotive Group, Inc., a full service automotive retailer, is more closely in line with our own business than that of CarMax, Inc., which sells predominantly used cars. The source for the information contained in this table is Zack's Investment Research, Inc.

    The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of each period measured. The graph assumes that the value of the investment in our common stock, the S&P 500 Index, the current peer group and the previous peer group was $100 on the last trading day of December 1997, and that all dividends were reinvested. Performance data for Group 1, the S&P 500 Index and for each member of the peer groups is provided as of the last trading day of each of our last five fiscal years.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                      ASSUMES INITIAL INVESTMENT OF $100

                                    [GRAPH]

  * TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS


                                                                             CURRENT          PREVIOUS
                                         GROUP 1              S&P              PEER              PEER
          MEASUREMENT DATE          AUTOMOTIVE, INC.          500             GROUP             GROUP
--------------------------------    ------------------   --------------   --------------    --------------
  12/97.........................        $100.00              $100.00         $100.00           $100.00
  12/98.........................         286.91               128.58           66.83             66.70
  12/99.........................         153.80               155.64           42.62             42.32
  12/00.........................         103.45               141.47           28.16             28.53
  12/01.........................         314.61               124.66           62.62             67.15
  12/02.........................         263.52                97.11           54.22             59.14

                          STOCK OWNERSHIP INFORMATION


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers named in the Executive Compensation Summary Table, our directors and executive officers as a group and any 5% stockholders. Except as otherwise indicated, all information is as of February 28, 2003.

                                                          AGGREGATE NUMBER            ACQUIRABLE              PERCENT
                                                              OF SHARES               WITHIN 60              OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                BENEFICIALLY OWNED             DAYS (2)           OUTSTANDING (3)
---------------------------------------------------     ----------------------      ---------------      ------------------
B.B. Hollingsworth, Jr. ............................           518,358                    417,866               4.1%
John T. Turner .....................................           165,510                    286,833               2.0
Scott L. Thompson ..................................            85,474 (4)                185,280               1.2
John S. Bishop .....................................            19,699                    108,666                *
John L. Adams ......................................            10,000                     12,980                *
Bennett E. Bidwell .................................                --                      5,980                *
Robert E. Howard II ................................         2,410,370 (5)                     --              10.7
Louis E. Lataif ....................................                --                         --                *
Stephen D. Quinn ...................................             3,000                         --                *
Max P. Watson, Jr. .................................            10,000                      4,300                *
Kevin H. Whalen ....................................           612,007                     25,000               2.8
AIC Limited   ......................................         1,831,600 (6)                     --               8.1
    1375 Kerns Road
    Burlington, Ontario, Canada L7R 4X8
Alliance Capital Management, L.P. ..................         1,639,250 (7)                     --               7.3
    1290 Avenue of the Americas
    New York, NY  10104
Barclays Global Investors, N.A. ....................         1,732,892 (8)                     --               7.7
    45 Fremont Street, 17th Floor
    San Francisco, CA  94105
Wachovia Corporation ...............................         1,242,785 (9)                     --               5.5
    222 Berkeley Street, Suite 2010
    Boston, MA  02116
Wasatch Advisors, Inc. .............................         1,880,539(10)                     --               8.3
    150 Social Hall Avenue, Suite 400
    Salt Lake City, UT  84111
All directors and executive officers and director
nominees as a group (11 persons) ...................         3,834,418                  1,046,905              21.7%

----------

*   Represents less than 1% of the outstanding common stock

(1) Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, Texas 77024.

(2) Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of February 28, 2003, or within 60 days after February 28, 2003, under our stock option plan.

(3) Based on the number of shares outstanding and acquirable within 60 days at February 28, 2003.

(4) Includes 2,400 shares owned by his children.

(5) Includes (a) 780,000 shares held by Howard Investments, L.L.C., which is controlled by Mr. Howard and (b) 25,450 shares held by Century Reinsurance Company, Inc., which is controlled by Mr. Howard.

(6) According to information furnished by AIC Limited ("AIC") as of January 29, 2003, AIC is the portfolio manager of (i) AIC American Focused Fund, which has shared voting and dispositive power for 1,502,049 shares, (ii) AIC American Focused Corporate Class which has shared voting and dispositive power for 239,411 shares and (iii) AIC American Focused Plus Fund which has shared voting and dispositive power for 90,140 shares. AIC, as trustee of the Funds, shares with the Funds the power to direct the voting and disposition of Group 1's shares held by the Funds.

(7) Alliance Capital Management L.P. has sole voting power for 1,333,019 shares, shared voting power for 9,325 shares and sole dispositive power for 1,639,250 shares. Such information was reported on Schedule 13G as of December 31, 2002 and filed on February 12, 2003 by AXA Financial, Inc. ("AXA"), the majority-owner of Alliance Capital Management L.P. AXA disclaims beneficial ownership except in its capacity as a parent holding company.

(8) Includes (a) 1,414,336 shares owned by Barclays Global Investors, N.A., an institutional investment manager owned by Barclays PLC and (b) 318,556 shares owned by Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, CA 94105, which is a subsidiary of Barclays Global Investors, N.A., as reported on Schedule 13G as of December 31, 2002 and filed with the Securities and Exchange Commission on February 13, 2003.

(9) Wachovia Corporation as the parent holding company or control person for both J.L. Kaplan Associates, LLC, an investment advisor, and Wachovia Bank, N.A., a bank, beneficially owns 1,242,785 shares, 6,500 shares for which it has sole voting power and 1,236,285 shares for which it has sole dispositive power, as reported on Schedule 13G as of December 31, 2002 and filed with the Securities and Exchange Commission on February 12, 2003.

(10) Wasatch Advisors, Inc. is an investment advisor and has sole voting and dispositive power for 1,880,539 shares, as reported on Schedule 13G as of December 31, 2002 and filed with the Securities and Exchange Commission on February 14, 2003.


COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Our executive officers, directors and any person who owns more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, during the year ended December 31, 2002, all of these filing requirements applicable to these individuals were met.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Max P. Watson, Jr., one of our directors and the Chairman of our Compensation Committee, is the brother of John S. Watson, who, although not an employee of Group 1 serves as our Corporate Secretary. John S. Watson was previously a partner at Vinson & Elkins LLP, which serves as our legal counsel.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Set forth below is a description of certain transactions entered into between our company and certain of our officers, directors and large stockholders.

Bob Howard Dealership Acquisitions

    In 2001, Mr. Howard advised us, that upon the expiration of his then existing employment agreement on November 1, 2002, he planned to retire as an employee of Group 1. As part of his retirement plan, Mr. Howard said that he would like to acquire an automobile dealership in Oklahoma City, Oklahoma. We informed Mr. Howard that, subject to the approval of our Board of Directors waiving the conflict of interest policy and the non-competition provisions in Mr. Howard's employment agreement, we would have no objection to Mr. Howard acquiring a limited number of dealerships in Oklahoma City that we could not otherwise acquire.

    After our Board of Directors waived our conflict of interest policy and the non-competition provisions in Mr. Howard's employment agreement with respect to the acquisitions of those dealerships, Mr. Howard proceeded to acquire Ford, Lincoln, Mercury, Jaguar and Volvo dealerships in Oklahoma City. At that time, we were prohibited from acquiring any of these dealerships because Ford Motor Company had targeted their sale to individuals only. Mr. Howard agreed to reimburse us for our services utilized in connection with the acquired dealerships and to reimburse us for the portion of his time spent on these dealerships while an employee of Group 1. As a result, during 2002, Mr. Howard reimbursed us a total of $306,478. Mr. Howard has also agreed to reimburse us for the Mercedes-Benz dealership's use of our dealership computer system. In addition, Mr. Howard agreed to locate the Jaguar and Volvo dealerships in a vacant building leased by us, adjacent to our Mercedes-Benz dealership, for which Mr. Howard agreed to pay rent at a market rate.

    In September 2002, we were informed by Ford Motor Company that we could pursue the acquisition of Mr. Howard's Ford, Lincoln and Mercury dealership in Oklahoma City. We desired to acquire the franchises to add to our 13 franchises that operate in the Oklahoma City market. Mr. Howard agreed to sell the Ford, Lincoln and Mercury dealership to us at his effective cost, if we would sell to him our Mercedes-Benz dealership in Oklahoma City at its appraised value. Mr. Howard's effective cost of the Ford, Lincoln and Mercury dealership was approximately $13 million. It was determined that Mr. Howard would not realize a gain on this transaction, and we believed our investment in the dealership would be accretive to our earnings per share. The appraised value of our Mercedes-Benz dealership was $7.7 million, which included an estimate of working capital and exceeded our cost.

    As part of the proposed transaction, Mr. Howard agreed to purchase unimproved land adjacent to the dealership for $79,000, which was considered fair market value and equaled our cost basis. Also, Mr. Howard would no longer be paying monthly rent to us for the building adjacent to the Mercedes-Benz dealership, as this building was included in the Mercedes-Benz facilities lease that Mr. Howard would assume in connection with his purchase of this dealership.

    At the November 13, 2002 meeting of our Board of Directors, our Board of Directors approved our acquisition of the Ford, Lincoln and Mercury dealership from Mr. Howard and the sale of our Mercedes-Benz dealership, including the adjacent land, to Mr. Howard on the terms set forth in the preceding paragraphs. As part of that approval, our Board of Directors agreed to waive any conflict of interest and any non-competition covenants in Mr. Howard's employment agreement that might arise or be violated by virtue of Mr. Howard owning the Mercedes-Benz dealership.

    Effective in January 2003, we purchased the Ford, Lincoln and Mercury franchises from Mr. Howard and sold the Mercedes-Benz franchise to a company owned by Mr. Howard. The Ford, Lincoln and Mercury franchises had $131.2 million in annual revenues during 2002, and the Mercedes-Benz franchise had $47.4 million in annual revenues during 2002. In completing the acquisitions, the aggregate consideration paid by us consisted of $13.6 million of cash, net of cash received and the assumption of approximately $21.1 million of inventory financing. We received $7.4 million in cash from the sale of the Mercedes-Benz dealership franchise and related assets, which included actual working capital at the date of closing and exceeded our cost in the dealership by approximately $1.3 million. This excess sales price over cost will be recorded as a reduction of the cost basis in the newly acquired Ford, Lincoln and Mercury dealerships. Additionally, the outstanding inventory financing for the Mercedes-Benz dealership was assumed by a company owned by Mr. Howard.



Leases

    We generally seek to enter into lease agreements that have 30 year terms and are cancelable at our option at various times during the lease term. As a result, we lease a majority of our facilities at what are believed to be market terms. Pursuant to the terms of the lease agreements, we are required to pay all applicable property taxes, maintain adequate insurance and, if necessary, repair or replace the leased buildings.

    North Broadway Real Estate, an Oklahoma limited liability company, owned 50% by Mr. Howard and 50% by an unrelated third party, leases the real estate and facilities of one of our collision repair centers to us. This lease provides for a monthly rental rate of $13,330. Bob Howard Automall, one of our subsidiaries, leases two properties owned by Mr. Howard and used by Bob Howard Automall and Bob Howard Dodge as automobile dealerships in Oklahoma City, Oklahoma. These leases provide for monthly rental payments of $85,862. Bob Howard Chevrolet, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Chevrolet as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $48,500. Bob Howard Toyota, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Toyota as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $33,500. South Pointe Chevrolet, one of our subsidiaries, leases property owned by Mr. Howard and used by South Pointe Chevrolet as an automobile dealership in Tulsa, Oklahoma. The lease relating to this property provides for monthly rental payments of $90,000. Bob Howard Honda Acura, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Honda Acura as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $44,376. Bob Howard Ford, one of our subsidiaries, has entered into a lease agreement to lease property owned by Mr. Howard and will be used by Bob Howard Lincoln Mercury as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property will commence upon completion of certain facility improvements and provides for monthly rental payments based on the combined cost of the land and improvements.


Registration Agreement

     During 2001, Mr. Howard entered into a registration agreement with us. Under the agreement, we included 700,000 shares of Group 1 common stock owned by Mr. Howard in a registration statement that we were filing for our benefit, in return for Mr. Howard's agreement not to sell any shares of Group 1 common stock owned by him, except for shares of common stock sold pursuant to the registration statement, until the earlier of (i) the first business day immediately following the consummation of the sale of all his shares of common stock covered by the registration statement or (ii) the first business day immediately following the termination of the registration agreement by Mr. Howard or us. The registration agreement allows us to defer the sale by Mr. Howard of any shares of common stock covered by this registration statement under certain circumstances. We agreed to pay all expenses incurred in connection with the registration statement, other than expenses directly attributable to the inclusion of Mr. Howard's shares of our common stock in the registration statement. In addition, Mr. Howard agreed to pay any underwriters' discounts and commissions applicable to his shares of common stock covered by the registration statement as well as the costs for experts or professionals, including counsel, employed by Mr. Howard or on his behalf in connection with the registration of his shares under the registration agreement. We have agreed to indemnify Mr. Howard for liabilities arising under the Securities Act with respect to any offering of his shares under the registration statement, other than liabilities arising from information furnished by Mr. Howard. Mr. Howard has agreed to indemnify us for liabilities arising under the Securities Act with respect to any such offering as a result of information furnished by him. As of February 28, 2003, Mr. Howard has sold 400,000 of the 700,000 shares covered in the registration agreement.



                 ITEM 2 - AMENDMENT TO GROUP 1 AUTOMOTIVE, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN

    Our Board of Directors and our stockholders adopted the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan (the "Purchase Plan") on September 23, 1997. The purpose of the Purchase Plan is to provide an incentive for our employees to acquire a proprietary interest in our company through the purchase of shares of our common stock.

    Our Board of Directors has adopted an amendment to the Purchase Plan, subject to stockholder approval, increasing the number of shares of common stock that may be issued under the Purchase Plan from 1,500,000 to 2,000,000 shares. The amendment to the Purchase Plan is contingent upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting.

Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. Our Board of Directors recommends voting "FOR" approval by the stockholders of the amendment to the Purchase Plan.

SUMMARY OF PURCHASE PLAN

    Shares Available under the Purchase Plan; Adjustments. The total number of shares of common stock that may currently be issued under the Purchase Plan may not, in the aggregate, exceed 1,500,000 shares, which may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. As of December 31, 2002, 1,180,665 shares had been issued under the Purchase Plan. The number of shares issuable under the Purchase Plan is subject to adjustment in the event of a change in our common stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to options outstanding under the Purchase Plan will also be adjusted accordingly.

    Eligibility. Each of our employees or any of our present or future parent or subsidiaries (including our executive officers) that has been or will be designated as a "Participating Company" by the administrative committee of the Purchase Plan (the "Administrative Committee") as of a date of grant are eligible to participate in the Purchase Plan. However, no option may be granted to an employee if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of our stock. At December 31, 2002, approximately 1,829 employees were actively participating in the Purchase Plan.

    Participation. An eligible employee may elect to participate in the Purchase Plan for any calendar quarter during the period from January 1, 1998 to June 30, 2007, on the first day of each successive April, July, October and January (each of which dates is referred to as a "date of grant"). Except as otherwise provided in the Purchase Plan, the term of each option granted under the Purchase Plan will be for three months (each of such three-month periods is referred to as an "option period"), which will begin on a date of grant and end on the last day of each option period (referred to as a "date of exercise"). Subject to certain limitations of the Code, the number of shares subject to an option for a participant will equal the quotient of (a) the aggregate payroll deductions withheld on behalf of such participant during the option period, divided by (b) the option price of our common stock applicable to the option period, including fractions. However, the maximum number of shares that may be subject to any option may not exceed 3,000 (subject to adjustment).

    An eligible employee may participate in the Purchase Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Purchase Plan must deliver to our company, within the time period prescribed by the Administrative Committee, a written payroll deduction authorization form whereby he or she gives notice of his or her election to participate in the Purchase Plan as of the next following date of grant, and whereby he or she designates a percentage of his or her eligible compensation to be deducted from his or her compensation for each pay period and paid into the Purchase Plan for his or her account. The designated percentage may not be less than 1% nor greater than 10%. However, no employee may be granted an option under the Purchase Plan that permits his or her rights to purchase our common stock under the Purchase Plan to accrue at a rate that exceeds $25,000 of the fair market value of our common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    Subject to the limits described above, each participant in the Purchase Plan automatically and without any act on his or her part will be deemed to have exercised his or her option on each date of exercise to the extent of his or her unused payroll deductions under the Purchase Plan and to the extent the issuance of our common stock to such participant upon such exercise is lawful. The per share purchase price of the common stock to be paid by each participant on each exercise of his or her option will equal 85% of the fair market value of our common stock on the date of exercise or on the date of grant, whichever amount is less. For all purposes under the Purchase Plan, the fair market value of a share of our common stock on a particular date is equal to the closing price of our common stock on the New York Stock Exchange, Inc. on that date (or, if no shares of common stock have been traded on that date, on the next regular business date on which shares of the common stock are so traded).

    A participant who elects to participate in the Purchase Plan and who takes no action to change or revoke the election prior to any subsequent date of grant will be deemed to have made the same election, including the same attendant payroll deduction authorization, for the next following and/or subsequent date(s) of grant.

    Withdrawal from the Plan and Changes in Payroll Authorization. A participant may not elect to change the percentage of his or her payroll deductions during an option period. However, any participant may withdraw in whole from the Purchase Plan at any time prior to the date of exercise relating to a particular option period by timely delivering a notice of withdrawal. Partial withdrawals are not permitted. Promptly following receipt of the notice of withdrawal, we will refund to the participant the amount of his or her payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options and the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

    Delivery of Shares; Restrictions on Transfer. As soon as practicable after each date of exercise, we will deliver to a custodian (currently Computershare Trust Co., Inc.) one or more certificates representing (or will otherwise cause to be credited to the account of such custodian) the total number of whole shares of our common stock respecting options exercised on such date of exercise in the aggregate (for both whole and fractional shares) of all of the participating eligible employees. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and such remaining amount will be paid in cash to the custodian. The custodian will keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Purchase Plan, and will provide quarterly or such other periodic statements with respect thereto as may be directed by the Administrative Committee.

    Except as otherwise provided in the Purchase Plan, for a period of six months (or such other period as the Administrative Committee may specify with respect to a particular grant of options) after the date of exercise of an option, a participant may not sell or otherwise transfer, encumber or dispose of the shares of common stock issued in connection with such exercise. Following this restriction period, the optionee may, in accordance with procedures established by the Administrative Committee and the custodian, direct the sale or distribution of some or all of the whole shares of common stock in his or her account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The transfer restrictions will also cease to apply upon the termination of a participant's employment.

    Termination of Employment; Leaves of Absence. Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and we will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either (a) to withdraw all of the participant's accumulated unused payroll deductions under the Purchase Plan or (b) to exercise the participant's option for the purchase of common stock at the end of the option period during which the participant terminated employment for the purchase of the number of full shares of common stock which the accumulated payroll deductions at the date of the participant's termination of employment will purchase at the applicable option price, with any excess cash in such account to be returned to the participant or such personal representative. If no such election is timely received by us, the participant or personal representative will automatically be deemed to have elected the second alternative and promptly after the exercise of the option, all shares of common stock in such participant's account under the Purchase Plan will be distributed to the participant or such personal representative.

    During a paid leave of absence approved by us and meeting Internal Revenue Service regulations, a participant's elected payroll deductions will continue. A participant may not contribute to the Purchase Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by us and meets Internal Revenue Service regulations, then such participant's payroll deductions for such option period that were made prior to such leave may remain in the Purchase Plan and be used to purchase common stock on the date of exercise relating to such option period. If a participant takes a leave of absence that is not described in the first or third sentence of this paragraph, then such participant will be considered to have withdrawn from the Purchase Plan. Further, notwithstanding the foregoing, if a participant takes a leave of absence that is described in the first or third sentence of this paragraph and such leave of absence exceeds 90 days, then such participant will be considered to have withdrawn from the Purchase Plan on the 91st day of such leave of absence (unless such participant has a right to reemployment guaranteed either by statute or contract, in which case such participant will not be considered to have withdrawn from the Purchase Plan unless and until he fails to return to employment on the first day following the period during which his reemployment rights are so guaranteed).

    Restriction upon Assignment of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Subject to certain limited exceptions, each option is exercisable, during the employee's lifetime, only by the employee to whom granted.

    Administration and Modification of the Purchase Plan. The Purchase Plan is administered by the Administrative Committee, the members of which are appointed from time to time by our Board of Directors. Our Board of Directors, in its discretion, may terminate the Purchase Plan at any time with respect to any common stock for which options have not been granted. Our Board of Directors or the Administrative Committee has the right to alter or amend the Purchase Plan or any part thereof from time to time. However, no change in any option granted may be made that would impair the rights of an optionee without the consent of such optionee.

    Merger, Consolidation or Liquidation of Group 1. If our company is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if Group 1 is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding,
(a) the date of exercise for all options then outstanding will be accelerated to a date fixed by the Administrative Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (b) upon such effective date any unexercised options will expire and we promptly will refund to each participant the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned to him or used upon exercise of options.

    Participation by Certain Individuals. The following table sets forth participation in the Purchase Plan by the individuals and groups listed below for the 12 months ended December 31, 2002.

                                 PLAN BENEFITS

           GROUP 1 AUTOMOTIVE, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN


                                                               NUMBER OF SHARES
                                                     DOLLAR      OF COMMON
                       NAME AND POSITION            VALUE (1)  STOCK PURCHASED
                       -----------------          -----------  ----------------
B.B. Hollingsworth, Jr.........................            --           --
John T. Turner.................................     $8,303.21       766.00
Scott L. Thompson .............................        624.31        60.39
John S. Bishop ................................      6,511.64       744.83
Executive Group ...............................     15,439.15     1,571.22
Non-Executive Director Group ..................            --           --
Non-Executive Officers & Employee Group........  1,080,150.86   152,382.78
----------

(1) Equal to the difference between the closing price at the date of exercise relating to each particular option period and the price paid by participants for each share of our common stock purchased during such option period for each of the option periods in which such individuals participated in the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN BASED ON FEDERAL INCOME TAX LAWS CURRENTLY IN EFFECT. THIS SUMMARY APPLIES TO THE PURCHASE PLAN AS NORMALLY OPERATED AND IS NOT INTENDED TO PROVIDE OR SUPPLEMENT TAX ADVICE TO ELIGIBLE EMPLOYEES. THE SUMMARY CONTAINS GENERAL STATEMENTS BASED ON CURRENT UNITED STATES FEDERAL INCOME TAX STATUTES, REGULATIONS AND CURRENTLY AVAILABLE INTERPRETATIONS THEREOF. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OR THE EFFECT, IF ANY, OF GIFT, ESTATE AND INHERITANCE TAXES. THE PURCHASE PLAN IS NOT QUALIFIED UNDER
SECTION 401(A) OF THE CODE.

    Tax Consequences to Participants. A participant's payroll deductions to purchase common stock are made on an after-tax basis. There is no federal income tax liability to the participant when shares of common stock are purchased pursuant to the Purchase Plan. However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

    If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the option period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (2) 15% of the fair market value of the shares at the date of grant (the beginning of the option period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a capital loss equal to the difference between the sales price and the purchase price paid under the option.

    If a disqualifying disposition of the shares is made (i.e., a disposition (other than by reason of death) within two years after the first day of the option period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

    Tax Consequences to our Company. We will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, we can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (1) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (2) any applicable reporting obligations are satisfied and (3) the one million dollar limitation of Section 162(m) of the Code is not exceeded.

                 OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                   A VOTE "FOR" APPROVAL OF THE AMENDMENT TO
        THE GROUP 1 AUTOMOTIVE, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN.



                    ITEM 3 - RATIFICATION OF THE APPOINTMENT
                  OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

    On May 9, 2002, we dismissed Arthur Andersen LLP ("Andersen") as our independent auditors and engaged Ernst & Young LLP as our independent auditors. The decision to change independent auditors was recommended by the Audit Committee and was approved by the Board of Directors.

    Andersen's reports on our consolidated financial statements for the two fiscal years preceding Andersen's dismissal contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During 2000 and 2001 and the period from January 1, 2002 through May 9, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with Andersen's report; and during such period there were no "reportable events" of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

    We have previously provided Andersen with a copy of the foregoing disclosure and requested Andersen to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements in the foregoing disclosure and, if not, stating the respects in which it does not agree. Andersen's letter was filed with the Securities and Exchange Commission as Exhibit 16.1 to our current report on Form 8-K/A dated as of May 15, 2002.

    During the 2000 and 2001 and the period from January 1, 2002 through May 9, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

    Our stockholders are being asked to ratify our Board of Directors' appointment of Ernst & Young LLP as our independent auditors for fiscal 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

           OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.


                      VOTING OF SHARES COVERED BY PROXIES

    We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Messrs. Hollingsworth and Thompson will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Messrs. Hollingsworth and Thompson were designated to be your proxies by our Board of Directors.



                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our common stock. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees.

ANNUAL REPORT

    Our annual report, including our financial statements and the financial statement schedules, accompany this proxy statement. Our stockholders are referred to the annual report for financial and other information about us.



                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

    Pursuant to the various rules promulgated by the Securities and Exchange Commission, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2004 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than December 16, 2003. No stockholder proposal was received for inclusion in this Proxy Statement.

    In addition to the requirements of the Securities and Exchange Commission described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the following notice procedures. A stockholder making a nomination for election to our Board of Directors or a proposal of business must deliver proper notice to our Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2003 Annual Meeting. For a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2004 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no earlier than February 21, 2004 and no later than March 12, 2004.

    For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary. Such notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission rules or any other law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:

    o   the name and address of the stockholder as it appears on our books;

    o the name and address of the beneficial owner, if any, as it appears on our books; and

    o the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

    If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting. However, if we fail to make such an announcement, a stockholder's notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Secretary at the address indicated on page 1 of this proxy statement not later than the close of business on the 10th day following the day on which the public announcement is first made.

    Detailed information for submitting stockholder proposals is available upon written request to our Secretary at 950 Echo Lane, Suite 100, Houston, Texas 77024. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a Stockholder proposal included in our Proxy Statement for the 2004 Annual Meeting of Stockholders.

By Order of the Board of Directors,


/s/ John S. Watson

John S. Watson
Secretary

Houston, Texas
April 22, 2003

                                                                     APPENDIX A

                            GROUP 1 AUTOMOTIVE, INC.
                            AUDIT COMMITTEE CHARTER

         The Board of Directors (the "BOARD") of Group 1 Automotive Inc. (the "COMPANY") has heretofore constituted and established an Audit Committee (the "COMMITTEE") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

PURPOSES

         The purposes of the Committee are:

         1. To oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

         2. To oversee the Company's compliance with legal and regulatory requirements;

         3. To oversee the independent auditors' qualifications and independence;

         4. To oversee the performance of the Company's internal audit function and independent auditors;

         5. To oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

         6. To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and

         7. To perform such other functions as the Board may assign to the Committee from time to time.

         Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

         The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement relating to its annual meeting of stockholders.

COMPOSITION

         The Committee will be appointed annually by the Board on the recommendation of the Nominating/Governance Committee of the Board and shall serve until the annual meeting of the Board following the next annual meeting of the stockholders of the Company. The Chairman of the Committee (the "CHAIR") shall be designated by the Nominating/Governance Committee or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Committee.

         The Committee shall be comprised of at least three directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the rules and regulations of the SEC. At least one member of the Committee shall be a financial expert as defined by the SEC. The Board shall determine annually whether each member of the Committee is independent in accordance with the requirements described above. No member shall serve on an audit committee of more than two other public companies.

         Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

AUTHORITY AND RESPONSIBILITIES

         The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. As such, the Committee will have direct access to financial, legal, and other staff and consultants of the Company. Such consultants may assist the Committee in defining its role and responsibilities, consult with Committee members regarding a specific audit or other issues that may arise in the course of the Committee's duties, and conduct independent investigations, studies, or tests. The Committee has the authority to employ such other accountants, attorneys, consultants or other outside advisors to assist the Committee as it deems advisable, which expenses the Company shall pay. The Committee may also meet with the Company's investment bankers or financial analysts who follow the Company. The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel, and the Company's external auditors to meet with the Committee or any member of the Committee. The Committee will report to the Board on a regular basis, and the Board shall provide an annual performance evaluation of the Committee.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States and applicable rules and regulations. These are the responsibilities of the Company's management and the Company's independent auditors. The Company's management is responsible for compliance with laws and regulations and compliance with the Company's policies and procedures.

         Without limiting the generality of the preceding statements, the Committee shall have the authority, and is entrusted with responsibility to do the following actions:

         FINANCIAL REPORTING PROCESS.

         1. Annually (a) select and engage the Company's independent auditors retained to audit the financial statements of the Company; (b) review, evaluate and determine the compensation of the independent auditors; and (c) evaluate the performance and on-going qualifications of the independent auditors. Any independent auditors selected by the Committee shall be a "registered public accounting firm" within the definition contained in Section 2 of the Sarbanes-Oxley Act of 2002, as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

         2. Dismiss the independent auditors if it determines, in its sole discretion, that such action is necessary. The Committee shall also consider whether or not the firm used as the independent auditors should be rotated every five years.

         3. Review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditors.

         4. Require that the independent auditors rotate the lead audit partner and the reviewing audit partner engaged on the Company's account every five years.

         5. Pre-approve all audit services to be performed for the Company (including comfort letters) and all permitted non-audit services (including tax services). The Committee may delegate pre-approval authority for audit or non-audit services to one or more members, whose decisions shall be presented to the full Committee at its scheduled meetings.

         6. Set guidelines for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

         7. Confirm the independence of the independent auditors, including a review of the nature of all services and related fees provided by the independent auditors.

         8. Periodically, but at least annually, obtain and review a written report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors' objectivity and independence, which report shall include a statement from the independent accountants with respect to such firm's independence, and discuss such report with the independent auditors. The Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence and objectivity of the independent auditors.

         9. At least annually, obtain and review a report by the independent auditors describing such firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         10. Review with the independent auditors, prior to the initiation of the annual audit, the independent auditors' process for identifying and responding to key audit and internal control risks, and the scope and approach of the audit to assure completeness of coverage of key business controls and risk areas.

         11. Periodically discuss separately with management, the independent auditors and the internal auditors the adequacy and integrity of the Company's accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company's financial disclosure and the extent to which major recommendations made by the independent auditors or the internal auditors have been implemented or resolved.

         12. Approve the formation of all offshore subsidiaries or affiliates of the Company.

         13. Serve as a channel of communication between the independent auditor and the Board and/or management of the Company. The independent auditors are ultimately accountable to the Committee.

         14. Instruct the independent auditors to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management and resolve any disagreements between management and the independent auditors regarding financial reporting.

         15. Review and discuss with management and the independent auditors disclosures made in management's discussion and analysis of financial condition and the financial statements and footnotes included in the annual report to stockholders and Form 10-K filings made with the SEC prior to the filing of such reports with the SEC. In addition, review findings of any examinations by regulatory agencies, such as the SEC.

         16. Review with management and the independent auditors at the completion of the annual audit:

                  o the independent auditors' audit of the financial statements and their report thereon,

                  o any significant changes required in the independent auditors' audit plan,

                  o the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves,

                  o the critical accounting policies used in the financial statements, an analysis of the effect of alternative methods of applying accounting principles generally accepted in the United States on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters,

                  o insider and affiliated party transactions and potential conflicts of interest, and

                  o other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

         17. Review and approve the appointment, performance and replacement of the senior internal auditing executive, who shall have direct access to the Committee.

         18. Periodically meet and review with the senior internal auditing executive the internal reports to management prepared by the internal auditing department and any findings of major significance stemming from internal audits, together with management's response and follow-up to those reports.

         19. Discuss with management and the senior internal auditing executive policies with respect to risk assessment and risk management.

         20. Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as approve any off-balance sheet structures, other than operating leases below $10 million with non-executive officers and directors, contemplated by the Company on the Company's financial statements.

         21. Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management's discussion and analysis of financial condition and the results of the independent auditors reviews of the quarterly financial statements.

         22. Review and discuss with financial management the Company's earnings to be included in its press releases, including the use of "pro forma" or "adjusted" information that is not consistent with accounting principles generally accepted in the United States.

         23. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

         24. Review with the Company's management and/or legal counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         25. Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.

         SYSTEM OF INTERNAL CONTROLS.

         1. Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. Consider and review with management and the independent auditors the following:

                  o the effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of management information systems and other information and security, the overall control environment and accounting and financial controls;

                  o any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company's internal controls; and

                  o any related significant findings and recommendations of the independent auditors, together with management's response thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

         2. Assess internal processes for determining and managing key financial statement risk areas.

         3. Ascertain whether the company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

         4. Review with management and the independent auditors any significant transactions that are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

         CORPORATE COMPLIANCE PROCESS.

         1. Approve for recommendation to the Board the Company's policies and procedures regarding compliance with the law and with significant Company policies, including, but not limited to, codes of conduct expressing principles of business ethics, legal compliance, the Foreign Corrupt Practices Act, environmental, health, and safety issues, and other matters relating to business conduct, and programs of legal compliance designed to prevent and detect violations of law.

         2. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding accounting and auditing matters. Monitor actions taken by the Company in response to any letters or reports to management provided by the internal auditors or independent auditors.

         3. Investigate at its discretion any matter brought to its attention, which investigation may include reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

         4. Evaluate whether management has the proper review systems in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

         5. Review with the Company's management and others any legal, tax or regulatory matters (including compliance with Manufacturer Public Company Agreements) that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

         6. Review policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

         OTHER COMMITTEE RESPONSIBILITIES.

         The Committee will review and reassess the adequacy of this Charter on an annual basis, and will submit the charter to the Board for approval. The Committee Charter will be included in the proxy statement as required under regulations of the SEC.

         The Committee will prepare a report to stockholders, to be included in the proxy statement on an annual basis as required by the SEC. This report will specifically address the following activities carried out by the Committee during the year:

         1.       The Committee's review of the independence of its members.

         2.       Confirmation of the annual review of this Charter.

         3. The Committee's review of the Company's audited financial statements with management.

         4. The Committee's discussion with the independent auditors of the matters required to be communicated to audit committees.

PROCEDURES

         1. MEETINGS. The Committee will meet at the call of its Chair, two or more members of the Committee, or the Chairman of the Board. The Committee will meet at least quarterly, or more frequently as necessary to carry out its responsibilities. At these meetings, the Committee should meet with management, the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee will also meet with management and the independent auditors prior to the release of the Company's quarterly or annual earnings to discuss the results of the quarterly review or audit as applicable.

                  The Chair and/or management of the Company may call additional meetings as deemed necessary. In addition, the Committee will make itself available to the independent auditors of the Company as requested by such independent auditors.

                  All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee, including committee actions and recommendations, shall be made to the Board at its next regularly scheduled meeting following the Committee meeting.

         2. QUORUM AND APPROVAL. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

         3. RULES. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of the Chair, at any meeting thereof.

         4. REPORTS. The Committee shall make reports to the Board, directly or through its chair.

         5. REVIEW OF CHARTER. Each year, the Committee shall review the need for changes in this Audit Committee Charter and recommend any proposed changes to the Board for approval.

         6. PERFORMANCE REVIEW. Each year, the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

         7. FEES. Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or Chair of, the Committee.

This Proxy, when properly executed, will be voted as       Please
directed herein by the undersigned. If no direction        Mark Here     [  ]
is given, this proxy will be voted "FOR" proposals         for Address
1, 2 and 3. Our Board of Directors recommends a vote       Change or
"FOR" proposals 1, 2 and 3.                                Comments
                                                           SEE REVERSE SIDE


1) ELECTION OF DIRECTORS:                      FOR            WITHHOLD
                                          all nominees        AUTHORITY
   Nominees:                               (except as        to vote for
   01 B.B. Hollingsworth, Jr. and          indicated)        all nominees
   02 Robert E. Howard II                     [  ]               [  ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

__________________________________________________________________________


2) Amendment to the Group 1 Automotive, Inc. 1998      FOR   AGAINST   ABSTAIN
   Employee Stock Purchase Plan to increase the        [ ]     [ ]       [ ]
   number of shares available for issuance from 1,500,000 to 2,000,000.

3) Ratification of the appointment of Ernst &          FOR   AGAINST   ABSTAIN
   Young LLP as independent auditors of the            [ ]     [ ]       [ ]
   Company for the fiscal year ending December 31, 2003.


In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting, including any proposal to adjourn or postpone the meeting.


                                               I will attend the meeting.  [  ]

                                         You are requested to complete, date,
                                         sign and return this proxy promptly.
                                         All joint owners must sign. Persons
                                         signing as executors, administrators,
                                         trustees, corporate officers, or in
                                         other representative capacities should
                                         so indicate.

                                         Dated: _________________________, 2003


                                         ______________________________________
                                                      (Signature)

                                         ______________________________________
                                                (Signature if held jointly)


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                        /\  FOLD AND DETACH HERE  /\

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

     Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------      ----------------------------     ---------------------
       Internet                        Telephone                        Mail
http://www.eproxy.com/gpi            1-800-435-6710
Use the Internet to             Use any touch-tone telephone      Mark, sign and date
vote your proxy. Have your      to vote your proxy. Have            your proxy card
proxy card in hand when         your proxy card in hand                  and
you access the web site.    OR  when you call. You will be    OR    return it in the
You will be prompted to         prompted to enter your            enclosed postage-paid
enter your control number,      control number, located in             envelope.
located in the box below,       the box below, and then
to create and submit an         follow the directions given.
electronic ballot.

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.


You can view the Annual Report and Proxy Statement on the internet at www.group1auto.com

 P                         GROUP 1 AUTOMOTIVE, INC.

 R                         950 ECHO LANE, SUITE 100
                             HOUSTON, TEXAS 77024
 O
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 21, 2003
 X
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
 Y
     The undersigned stockholder(s) of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), hereby appoints B.B. Hollingsworth, Jr. and Scott
L. Thompson, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at JPMorgan Chase, 707 Travis, Mezzanine Level, Houston, Texas 77002, at 10:00 A.M., central time, on Wednesday, May 21, 2003, and at any adjournment thereof.

                          (CONTINUED ON REVERSE SIDE)

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